Exhibit 99.1

Marathon Petroleum Corp. Names Maria A. Khoury as Chief Financial Officer

FINDLAY, Ohio, December 18, 2025 – Marathon Petroleum Corp. (NYSE: MPC) today announced that Maria A. Khoury will join the company as Executive Vice President and Chief Financial Officer, effective January 19, 2026. Khoury will succeed John J. Quaid, who will remain with the company for a period of transition.

"Maria’s deep financial operations expertise and broad industry experience from 25 years as a global finance business leader, including previous roles in oil and gas, will be a strong addition to our executive team as we pursue MPC’s strategic objectives. Her proven abilities to develop competitive capital allocation, growth, financial planning, and risk management strategies will advance our efforts to continue positioning the company to deliver industry-leading cash generation and capital returns," said Chairman-elect, President and Chief Executive Officer Maryann Mannen. "On behalf of our Boards of Directors, I thank John for his many contributions to MPC and MPLX."

Since 2021, Khoury has served as Vice President, Group CFO Biotechnology for Danaher, a global science and technology innovator, where she has finance responsibility for Cytiva (formerly GE Healthcare Biopharma) and Pall Life Sciences, including oversight of the controllership, treasury, and tax functions. From 2017-2020, Khoury served as Vice President, Finance and IT for GE Healthcare Life Sciences, based in the United Kingdom.

Prior to her focus on life sciences, Khoury served in financial leadership positions for GE Oil & Gas in the United States and Italy from 2010 to 2017, including as CFO of GE’s Drilling and Surface division. From 1999 to 2010, she held global positions of increasing responsibility in financial planning and analysis and treasury for GE Corporate and GE Capital Treasury. Before joining GE in 1999, Khoury spent five years with Cargill, Inc., where she began her finance career.

Khoury holds a bachelor’s degree in economics from Universidad Catolica Andres Bello in Venezuela, a diploma in international business strategy from the London School of Economics, and a Master of Business Administration degree in international finance from the Thunderbird School of Global Management at Arizona State University.

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About Marathon Petroleum Corporation

MPC is a leading, integrated, downstream and midstream energy company headquartered in Findlay, Ohio. The company operates the nation's largest refining system. MPC's marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.

MPC Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Senior Director, Investor Relations
Alyx Teschel, Director, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

Forward-Looking Statements

This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives and capital return plans. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s Annual Reports on Form 10-K for the year ended Dec. 31, 2024, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law. Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.